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                                                                    EXHIBIT 4.01

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               HARTFORD LIFE, INC.


         Pursuant to Section 245 of the Delaware General Corporation Law, Hartford Life, Inc., a stock corporation organized and existing under the laws of the State of Delaware on December 13, 1996, for the purpose of restating its restated Certificate of Incorporation, does hereby certify as follows:

         1. The name of the corporation is Hartford Life, Inc. and the name under which the corporation was originally incorporated is HLI, Inc. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 13, 1996, pursuant to and by virtue of the General Corporation Law of the State of Delaware.

         2. This Restated Certificate of Incorporation, having been duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware, restates the provisions of the original Certificate of Incorporation, as amended and restated through June 27, 2000 and as of the date hereof. As so restated, this Restated Certificate of Incorporation (hereinafter, the "Certificate of Incorporation") reads as follows:


                                  ARTICLE FIRST

         The name of the corporation is Hartford Life, Inc. (hereinafter the "Corporation").


                                 ARTICLE SECOND

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.


                                  ARTICLE THIRD

         The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "DGCL").


                                 ARTICLE FOURTH

         The total number of shares of stock that the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $.01 per share.


                                  ARTICLE FIFTH

         In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.


                                  ARTICLE SIXTH

         To the fullest extent permitted by the DGCL as it now exists and as it may hereafter be amended, no director shall


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be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article Seventh by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.


                                 ARTICLE SEVENTH

         Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.


         IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed by the following authorized officer of the Corporation on this 26th day of April, 2001.

                                           HARTFORD LIFE, INC.


                                           By:  /s/ C. Michael O'Halloran
                                             ----------------------------
                                           Name: C. Michael O'Halloran
                                           Title:   Vice President




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